EXHIBIT G

Limited Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints each of Joel F. Herold and Matthew M. Lucas her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place, and stead, in any and all capacities, to sign and file this Statement on Schedule 13D and any and all amendments to the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

TRACTORS AND FARM EQUIPMENT LIMITED,

by:
/s/ Mallika Srinivasan
	Name:	Mallika Srinivasan
	Title:	Chairman

TAFE MOTORS AND TRACTORS LIMITED,

by:
/s/ Mallika Srinivasan
	Name:	Mallika Srinivasan
	Title:	Chairman

/s/ Mallika Srinivasan
Mallika Srinivasan

Dated: 5th April 2013